Exhibit 99.1

Letter of intent for H2B2 Electrolysis Technologies, a Leading Developer and Operator of Green Hydrogen Production Systems for Clean Energy Generation, to Go Public on the NASDAQ via a Business Combination with RMG Acquisition Corporation III

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H2B2 not only manufactures small and large scale electrolyzers, but also offers its customers a full suite of customized end-to-end energy solutions through its ability to design, build, own, and operate fully integrated green hydrogen production facilities.

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The Company utilizes proprietary PEM electrolyzer technology and is developing in-house, next-generation SOEC and AEM technologies. H2B2 currently has capacity to deliver up to 200MW of commercially available electrolyzers annually.

•	H2B2 has a commercial footprint in California, Spain, Germany, India and Colombia and aims to become a top tier green hydrogen company over the next 5 years.

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H2B2 has been selected as a participant in the IPCEI Hy2Tech (Important Projects of Common European Interest) program, through which it has been approved by the European Commission to receive up to € 25 million in public grants. The Company is further supported by grant funding from the California Energy Commission, as well as a growing pipeline of potential blue-chip global customers. As a result, H2B2 is well positioned to become a global market leader in the deployment of green hydrogen electrolysis facilities and end-to-end green hydrogen solutions.

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With the growth in and deployment of zero or low carbon green hydrogen solutions being underpinned by global support from regulators and policy makers, the hydrogen energy market is expected to reach a $10 trillion value by 2030[1] and installations of electrolyzers are set to grow from 2 gigawatts currently to 242 gigawatts over the next eight years[2].

Miami Beach, Florida and Madrid, Spain – January 4th, 2023 – H2B2 Electrolysis Technologies (“H2B2” or the “Company”), a leading developer and operator of green hydrogen production systems for clean energy generation, and RMG Acquisition Corporation III (Nasdaq: RMGC) (“RMG III”), a publicly-traded special purpose acquisition company, announced today that they have entered into a letter of intent (“LOI”) for a potential business combination.

Under the terms of the LOI, H2B2’s shareholders would continue holding substantially all of their equity in the combined public company. RMG III and H2B2 expect to announce additional details regarding the business combination when a definitive agreement is executed, which is expected before the end of the first quarter 2023.

[1]	Per UBS research.
[2]	https://about.bnef.com/blog/a-breakneck-growth-pivot-nears-for-green-hydrogen

Since its founding in 2016, H2B2 has become a key player in the green hydrogen energy sector. The company is expanding rapidly in Europe, the United States, Latin America, Asia and the Middle East and has secured a role in strategic projects. In particular, H2B2 has been selected as a participant in the IPCEI Hy2Tech (Important Projects of Common European Interest) program, through which it has been approved by the European Commission to receive up to € 25 million in public grants out of the € 5.4 billion that will be invested.

In 2019, the California Energy Commission awarded H2B2 a grant for the development of a green hydrogen production facility, Sohycal plant, in Fresno, California. This 3MW plant is scheduled to begin production in Q1 2023 and will become the first green hydrogen plant, powered by H2B2, vertically integrated from the photovoltaic production of electricity to the transportation and dispensing of green hydrogen at the charging station.

In 2021 Colombia’s Ecopetrol, one of the world’s leading oil companies, began working with H2B2 and recently incorporated the Company into its group of strategic partners as part of its plan to decarbonize and develop green hydrogen energy. H2B2 has also recently entered the Indian market through a joint venture with GR Promoter Group and the creation of GreenH.in Electrolysis.

The Company has reinforced its commitment to good corporate governance by increasing the number of independent directors on its board, including newly appointed chairman Antonio Vázquez, who has four decades of experience in international business development. Mr. Vázquez most recently was Chairman of IAG, the holding company for Iberia, British Airways, Vueling and Aer Lingus, and president of Iberia. The Company also recently appointed as CEO Anselmo Andrade Fernández de Mesa, who has been part of the management team since the Company was founded in 2016, including as its CFO until 2021 and Head of the Business Development division for the last two years. Mr. Andrade earned a master´s degree in finance through the London School of Economics and Political Sciences.

As part of the Company’s transition to public ownership, Mr. Andrade takes the reins from Felipe Benjumea Llorente, founder of H2B2, who will assume the role of Strategic Advisor so that he can continue to contribute to the development of the business globally.

“The steps we are taking to finalize our business combination with RMG III will represent a new era for our company and a great step forward in accelerating the decarbonization of the energy sector globally,” said Antonio Vázquez, Chairman of H2B2.

Anselmo Andrade added: “The Company will continue to distinguish itself by bringing together a team with decades of experience in the hydrogen energy sector and deploying its proprietary technology as it continues its expansion.”

RMG III’s Jim Carpenter said “RMG III is excited to be partnering with a company that we believe has the potential to become a global green hydrogen leader.”

Legal note

No assurances can be made that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or time frame currently contemplated, or at all. Any transaction would be subject to board and shareholder approval of both companies, regulatory approvals, and other customary conditions. RMG III is holding an extraordinary general meeting of its shareholders on January 10, 2023 to approve an extension of time for RMG III to complete an initial business combination through May 9, 2023, and the proposed transaction would be subject to approval of the extension proposal by RMG III’s shareholders.

About H2B2 Electrolysis Technologies

H2B2 Electrolysis Technologies (“H2B2”) is a global, vertically integrated provider of hydrogen energy systems, services, and equipment, with its own proprietary water electrolysis technology. The Company’s suite of products and services span the production and transport of hydrogen, from design through operation. Hydrogen is commercialized across a variety of sectors such as industrial, energy storage, mobility and residential. For more information, visit www.H2B2.es or connect with us on Twitter or LinkedIn.

About RMG Acquisition Corporation III

RMG Acquisition Corporation III (Nasdaq: RMGC) (“RMG III”) is a special purpose acquisition company (SPAC) affiliated with Riverside Management Group, formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. RMG III’s securities are listed on NASDAQ, with $483M cash in trust raised through its IPO. For more information about RMG III, please visit www.rmgacquisition.com.

Important Information and Where to Find It

RMG III has mailed to its shareholders of record as of November 22, 2022 a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting of shareholders to be held on January 10, 2023 to (i) extend the date by which RMG III must consummate an initial business combination or, otherwise, cease its operations (except for the purpose of winding up) from February 9, 2023 to May 9, 2023 and (ii) allow RMG III, without another shareholder vote, to elect to further extend the date to consummate a business combination up to three times by an additional month each time after May 9, 2023 for a total of up to six months, to August 9, 2023, if RMG III has entered into a definitive business combination agreement (the “Extension Amendment Proposal”). Shareholders may obtain a copy of the Extension Proxy Statement, without charge, by directing a request to: RMG Acquisition Corp. III, 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, Florida 33140. The Extension Proxy Statement can also be obtained, without charge, at the U.S. Securities and Exchange Commission’s (the “SEC”) website, www.sec.gov.

If a legally binding definitive agreement with respect to the proposed transaction is executed, RMG III intends to file preliminary and definitive proxy statements/prospectuses with the SEC. The preliminary and definitive proxy statements/prospectuses and other relevant documents will be sent or given to the shareholders of RMG III as of the record date established for voting on the proposed transaction. Shareholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: RMG Acquisition Corp. III, 57 Ocean, Suite 403, 5775 Collins Avenue, Miami Beach, Florida 33140. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

RMG III urges investors, shareholders and other interested persons to read the Extension Proxy Statement and, when available, the preliminary and definitive proxy statements/prospectuses as well as other documents filed with the SEC because these documents do and will contain important information about RMG III, the Extension Amendment Proposal, H2B2 and the proposed transaction.

Participants in the Solicitation

RMG III and its directors and executive officers may be deemed participants in the solicitation of proxies with respect to the Extension Amendment Proposal and the potential transaction described herein under the rules of the SEC. Information about the directors and executive officers of RMG III is set forth in RMG III’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders in connection with the potential transaction will be set forth in the definitive proxy statement/prospectus when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of RMG III and H2B2 and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of RMG III or H2B2. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the inability of RMG III to enter into a definitive agreement with respect to an initial business combination with H2B2 within the time provided in RMG III’s amended and restated memorandum and articles of association; the performance of H2B2’s business; the risk that the approval of the shareholders of RMG III for the proposed transaction is not obtained; failure to realize the anticipated benefits of the proposed transaction, including as a result of a delay in consummating the proposed transaction; the amount of redemption requests made by RMG III’s shareholders and the amount of funds remaining in RMG III’s trust account after satisfaction of such requests; RMG III’s and H2B2’s ability to satisfy the conditions to closing the proposed transaction; and those factors discussed in RMG III’s public reports filed with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, the Extension Proxy Statement, as well as the preliminary and the definitive proxy statements/prospectuses that RMG III intends to file with the SEC in connection with the proposed transaction. If any of these risks materialize or RMG III’s or H2B2’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither RMG III nor H2B2 presently know, or that RMG III and H2B2 currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect RMG III’s and H2B2’s expectations, plans or forecasts of future events and views as of the date of this press release. RMG III and H2B2 anticipate that subsequent events and developments may cause their assessments to change. RMG III and H2B2 specifically disclaim any obligation to update or revise any forward-looking statements, except as required by law. These forward-looking statements should not be relied upon as representing RMG III’s or H2B2’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact:

H2B2

Investors

Roberto Wilson Fernández

roberto.wilson@h2b2.es

+34 645094134

Media

Marisa Toro

Marisa.toro@marlowinsight.com

+34 607665625

RMG III

Philip Kassin

President & Chief Operating Officer

pkassin@rmginvestments.com

+1(786) 359-4103